 EXHIBIT B

Audit Committee Charter

The Salient Private Access Master Fund, L.P.

The Salient Private Access Registered Fund, L.P.

The Salient Private Access TEI Fund, L.P.

The Salient Private Access Institutional Fund, L.P.

The Endowment PMF Master Fund, L.P.

PMF Fund, L.P.

PMF TEI Fund, L.P.

Audit Committee Charter

The provisions in this Audit Committee Charter (the “Charter”) apply to each of the above-listed partnerships (each a “Fund” and collectively the “Funds”).

Statement of Purpose

1.	The primary purposes of the Audit Committee are:

(a)	to oversee the Funds’ accounting and financial reporting policies and practices, and their internal controls and procedures; and

(b)	to oversee the quality and objectivity of each Fund’s financial statements and the independent audit thereof.

2.	The Audit Committee shall have unrestricted access to each Fund’s Board of Directors (“Board”), the independent registered public accounting firm (“independent auditors”), and the executive and financial management of the Funds. The independent auditors ultimately are accountable to the Audit Committee and the Board.

3.	The Audit Committee performs its functions under this Charter on the basis of information provided to it, without independent verification, by officers of the Funds, service providers to the Funds (including the investment adviser), legal counsel to the Funds or to the independent Board members, and the independent auditors. The Audit Committee is entitled to rely on the accuracy of financial and other information provided to it by such persons or entities, absent actual knowledge to the contrary. Fund management is responsible for maintaining appropriate systems for accounting and internal controls and procedures and is responsible for each Fund’s financial statements. The independent auditors are responsible for conducting an audit of the Funds’ financial statements in accordance with professional standards and for reporting to the Audit Committee all required communications as described below including, but not limited to, any significant deficiencies and/or material weaknesses noted during the audit.

Structure of the Audit Committee

4.	The Audit Committee shall be composed of at least two Board members, each of whom:

a.	is not an “interested person” of the Funds (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended); and

b.	shall not accept any consulting, advisory or other compensatory fees from the Funds other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee.

5.	In accordance with the Securities and Exchange Commission’s (“SEC”) safe harbor rule for “audit committee financial experts,” no Audit Committee member designated as an “audit committee financial expert” shall (i) be deemed an “expert” for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed beyond those imposed on a member of the Board or the Audit Committee not so designated. Additionally, designation of an Audit Committee member as an “audit committee financial expert” shall in no way affect the duties, obligations or liability of any member of the Audit Committee, or the Board, not so designated.

6.	The Audit Committee members may select from their number a chairperson.

Duties and Responsibilities

7.	To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

(a)	to select and decide on the engagement, retention, termination, and compensation of the Funds’ independent auditors, and, in connection therewith, to make any appropriate recommendation relating to such engagement, retention, termination, compensation to the Board, evaluate the independence of the independent auditors, and request that the independent auditors submit periodically a written statement delineating all relationships between a Fund, it’s advisers and any other entities within the investment company complex, and the independent auditors, consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) regulations and standards or any such successor provision;[1]

[1]	PCAOB’s Rule 3526: Communication With Audit Committees Concerning Independence requires the independent auditors to (a) prior to accepting an initial engagement pursuant to the standards of the PCAOB: (1) describe, in writing, to the audit committee of the issuer, all relationships between the registered public accounting firm or any affiliates of the firm and the potential audit client or persons in financial reporting oversight roles at the potential audit client that, as of the date of the communication, may reasonably be thought to bear on independence, (2) discuss with the audit committee of the issuer the potential effects of the relationships described in subsection (a)(1) on the independence of the registered public accounting firm, should it be appointed the issuer’s auditor, and (3) document the substance of its discussion with the audit committee of the issuer; and (b) at least annually with respect to each of its issuer audit clients: (1) describe, in writing, to the audit committee of the issuer, all relationships between the registered public accounting firm or any affiliates of the firm and the audit client or persons in financial reporting oversight roles at the audit client that, as of the date of the communication, may reasonably be thought to bear on independence, (2) discuss with the audit committee of the issuer the potential effects of the relationships described in subsection (b)(1) on the independence of the registered public accounting firm, (3) affirm to the audit committee of the issuer, in writing, that, as of the date of the communication, the registered public accounting firm is independent in compliance with Rule 3520, and (4) document the substance of its discussion with the audit committee of the issuer.

(b)	to actively engage in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, including any violations of independence standards issued by the SEC and PCAOB;

(c)	to consider the effect upon the Funds of any changes in accounting principles or practices, including any changes proposed by the Funds’ management or the independent auditors;

(d)	to administer the Code of Ethics for Principal Executive and Senior Financial Officers that the Funds have adopted pursuant to requirements arising from the Sarbanes-Oxley Act of 2002;

(e)	to meet with the chief financial officer or other appropriate executive officers of the Funds and with the Funds’ service providers as necessary;

(f)	to meet with the independent auditors prior to the commencement of the audit engagement to discuss the planning, timing, staffing of the audit and significant risks identified during their risk assessment procedures, and to obtain from the independent auditors a written representation to the effect that:

1.	any Audit Partner[2] shall not have acted in such capacity for the Funds in each of the Funds’ seven previous fiscal years;

2.	any Audit Partner, after seven consecutive years in such capacity for the Funds, if applicable, shall be subject to a two-year time out period pursuant to which such Audit Partner will not serve in such capacity to the Funds;

3.	the independent auditors have appointed a Lead Audit and/or Concurring Audit Partner[3] who has not acted in either capacity for the Funds in each of the Funds’ five previous fiscal years; and

[2]	“Audit Partner” as defined in Regulation S-X, Rule 2-01(f)(7)(ii) means (i) a partner or person in an equivalent position, other than a partner who consults with others on the audit engagement team during the audit, review, or attestation engagement regarding technical or industry-specific issues, transactions, or events, (ii) who is a member of the audit engagement team who has responsibility for decision-making on significant auditing, accounting, and reporting matters that affect the financial statements, or (iii) who maintains regular contact with management and the Audit Committee and includes the following: (a) the “Lead Audit Partner” as defined below; (b) the “Concurring Audit Partner” as defined below; (c) other audit engagement team partners who provide more than 10 hours of audit, review, or attest services in connection with the annual or interim consolidated financial statements of an investment company; and (d) other audit engagement team partners who serve as the lead partner in connection with any audit or review related to the annual or interim financial statements of a subsidiary of the investment company whose assets or revenues constitute 20% or more of the assets or revenues of the investment company’s respective consolidated assets or revenues.

[3]	“Lead Audit Partner” as defined in Regulation S-X, Rule 2-01(f)(7)(ii)(A) means the partner on the audit engagement team having primary responsibility for the audit or review. “Concurring Audit Partner” as defined in Regulation S-X, Rule 2-01(f)(7)(ii)(B) means the partner on the audit engagement team performing a second level of review to provide additional assurance that the financial statements subject to the audit or review are in conformity with generally accepted accounting principles and the audit or review and any associated report are in accordance with generally accepted auditing standards and rules promulgated by the SEC or the PCAOB.

4.	a Lead Audit and/or Concurring Audit Partner, after five consecutive years in either capacity for the Funds, if applicable, shall be subject to a five-year time out period pursuant to which such Lead Audit and/or Concurring Audit Partner will not serve in either capacity to the Fund.

(g)	to review and approve in advance any and all proposals by Fund management, the investment adviser, or the independent auditors that relate to the Funds, the investment adviser, or their affiliated persons employment of the independent auditors to render audit services to the Funds, including review of the arrangements for, procedures to be utilized, and scope of the annual audit and any special audits;

(h)	to review and approve in advance any and all proposals under which the independent auditors would provide “permissible non-audit services”[4] to the Funds or to the investment adviser (not including any sub-adviser whose role is primarily portfolio management and that is sub-contracted or overseen by the investment adviser) or any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Funds if those permissible non-audit services relate directly to the operations and financial reporting of the Funds;[5]

(1)	the Audit Committee may appoint one or more of its members to act as its delegee in pre-approving audit and/or any permissible non-audit services (the “Delegee”). Any such approval by a Delegee shall be reported to the Audit Committee at its next scheduled meeting. The Delegee may also approve services which are determined by such member to be within the “de minimis exception” provided by rule or regulation;

[4]	“Permissible non-audit services” include any professional services, including tax services, provided to the Funds by the independent auditor, other than those provided in connection with an audit or a review of the financial statements of the Funds. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Funds; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the PCAOB determines, by regulation, is impermissible.

[5]	Pre-approval by the Audit Committee of certain “de minimis” permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Funds constitutes not more than 5% of the total amount of revenues paid by the Funds to their independent auditor during the fiscal year in which the permissible non-audit services are provided; (ii) the permissible non-audit services were not recognized by the Funds at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or its delegee(s).

(2)	permissible non-audit services also may be pre-approved in accordance with policies and procedures adopted by the Board; and

(3)	the Audit Committee shall communicate any pre-approval made by it or a Delegee to the Funds’ management, who will ensure that the appropriate disclosure is made in the Funds’ annual and semi-annual reports to shareholders, and other documents as required under the federal securities laws.

(i)	to consider whether the provision of any permissible non-audit services to the Funds’ investment adviser and its related parties by the independent auditors is compatible with maintaining the independent auditors’ independence;

(j)	to review the hiring of employees or former employees of the Funds’ independent auditors by the Funds’ investment adviser and its affiliates;

(k)	to meet at least annually with the Funds’ independent auditors, including private meetings, (i) to review the results of the audit, the annual financial statements of each Fund, any critical or significant accounting policies underlying the statements, and their presentation to the public in the annual report, Form N-CEN and Form N-CSR; (ii) to discuss any matters of concern relating to the Funds’ financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of the audit(s); (iii) to consider the independent auditors’ comments with respect to the Funds’ financial policies, procedures and internal accounting controls and Fund management’s responses thereto; (iv) to review all non-audit services provided to any investment company complex (as defined in Regulation S-X, Rule 2-01(f)(14)) to which the Funds belong that were not pre-approved by the Audit Committee; (v) to review all material written communications between Fund management and the independent auditors; (vi) to review all material accounting treatments discussed with Fund management, including the ramifications thereof and the treatment preferred by the independent auditors; (vii) to review the form of opinion the independent auditors propose to render to the Board and shareholders; and (viii) to review any other information presented by the independent auditors pursuant to their obligations under PCAOB Auditing Standard 1301;

(l)	to receive information on and review the fees charged by the independent auditors for audit and non-audit services provided to the Funds as well as permissible non-audit services provided to the investment adviser or any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Funds if those services relate directly to the operations and financial reporting of the Funds;

(m)	to investigate improprieties or suspected improprieties in Fund operations, including, but not limited to, any significant unusual transactions or evidence of fraud, whether or not material, that involves Fund management or other employees who have a significant role in a Fund’s internal control over financial reporting;

(n)	to review with the Board, on a periodic basis, the Audit Committee members’ education and experience so that the Board can make the determination, in compliance with its obligations under the federal securities laws, as to whether or not any Audit Committee member qualifies for designation by the Board as an “audit committee financial expert”[6];

(o)	to consider such other matters as the Board may request or the Audit Committee may deem appropriate in carrying out its duties; and

(p)	to report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Meetings

8.	The Audit Committee shall meet on a regular basis (and at least annually), and shall hold special meetings as it deems necessary. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference call or other similar means of communications.

[6]	An “audit committee financial expert” is an individual who, in the determination of the Board, has acquired the following attributes:

(i)	an understanding of generally accepted accounting principles and financial statements;
(ii)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
(iii)	experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(iv)	an understanding of internal control procedures for financial reporting; and
(v)	an understanding of audit committee functions.

An individual may have acquired these attributes through any of the following:

(i)	education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor or experience in one or more positions that involve the performance of similar functions;
(ii)	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

(iii)	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or
(iv)	other relevant experience.

Instruction 2(b) to Item 3 of Form N-CSR.

9.	A majority of the Audit Committee’s members will constitute a quorum. Unless otherwise required by law, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

10.	The Audit Committee shall maintain minutes of its meetings, which shall be reported to the Board.

Authority

11.	The Audit Committee shall have the resources to pay, as applicable, any fees to the independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services to a Fund, or engagements to provide any permissible non-audit services to a Fund.

12.	The Audit Committee shall have the resources and the authority to engage independent counsel and any other advisers as it deems necessary or appropriate to discharge its responsibilities. The Funds shall provide for appropriate funding, as determined by the Audit Committee, for such counsel and advisers.

Charter Review and Amendments

13.	The Audit Committee shall review this Charter periodically and recommend any changes or amendments to the Board as necessary.

14.	This Charter may be amended by a vote of a majority of the Board.

Dated: October 18, 2011, Revised: January 15, 2013, Revised: December 29, 2016, Revised: January 17, 2019